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                                  EXHIBIT 10.3
                             SECURED PROMISSORY NOTE

$3,000,000.00                                                        May 7, 2003

         FOR VALUE RECEIVED, VISUAL DATA CORPORATION, a Florida corporation (the "Borrower"), hereby unconditionally promises to pay to the order of Frederick A. DeLuca (the "Lender"), at 325 Bic Drive, Milford, Connecticut 06460, the principal sum of THREE MILLION DOLLARS ($3,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the total funds advanced by Borrower to Lender under the New Loan Agreement) in lawful money of the United States of America and in immediately available funds, on or before April , 2006 (36 months from the date hereof) (the "Maturity Date") as provided in the New Loan Agreement (defined below), and to pay interest on the unpaid principal amount hereof on a quarterly basis, in like money and funds at such office, at the rate per annum of Five and One-Quarter (5 1/4 %) as provided in the New Loan Agreement. Terms not otherwise defined herein shall have the same meanings ascribed to them in the Amended and Restated Loan Agreement of even date herewith (the "New Loan Agreement") of which is attached hereto as Exhibit A.

         This note is secured under a Pledge and Security Agreement of even date herewith (the "New Security Agreement").

         This Promissory Note is the New Note referred to in the New Loan Agreement dated as of the date hereof between the Borrower and the Lender.

         Upon the occurrence of an Event of Default (as defined in the New Loan Agreement), the principal hereof and accrued interest hereon shall become, or may be declared to be, forthwith due and payable in the manner, upon the conditions and with the effect provided in the New Loan Agreement.

         The transfer of this Promissory Note is prohibited.

         None of the terms or provisions of this Promissory Note may be amended, modified or waived except by a written agreement duly executed on behalf of the Lender and the Borrower and specifically setting forth the provision so amended, modified or waived. No course of dealing between the Lender and the Borrower shall operate as a waiver of any right of any holder hereof and no delay on the part of the holder hereof in exercising any right hereunder shall so operate.

         The Borrower hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Promissory Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

         The Borrower may prepay all or any part of the principal amount of this Promissory Note before maturity without prior notice to the Lender without penalty, except no credit shall be given for prepaid interest.
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         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW
OF THE STATE OF FLORIDA.

                                                     VISUAL DATA CORPORATION


                                                     By: /S/ Randy S. Selman
                                                         -----------------------
                                                         Name:  Randy S. Selman
                                                         Title:  President